Exhibit 10.1

SERIES B PREFERRED STOCK PURCHASE AGREEMENT

This SERIES B PREFERRED STOCK PURCHASE AGREEMENT (the “Agreement”), is made as of November 9, 2005, by and between Intraware, Inc., a Delaware corporation (the “Company”), and Digital River, Inc., a Delaware corporation (“Digital River”).

WHEREAS, the Company and Digital River are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Rule 506 of Regulation D (“Regulation D”) as promulgated by the U.S. Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”);

WHEREAS, Digital River wishes to purchase, upon the terms and conditions stated in this Agreement, 1,000 shares of Series B Preferred Stock, par value $0.0001 per share, of the Company (the “Shares”) which are convertible into shares of Common Stock of the Company (the “Conversion Shares”); and

WHEREAS, contemporaneously with the execution and delivery of this Agreement, the parties hereto are executing and delivering an Investor Rights Agreement substantially in the form attached hereto as Exhibit A (the “Investor Rights Agreement”) and a Standstill and Stock Restriction Agreement substantially in the form attached hereto as Exhibit B (the “Standstill Agreement”).

NOW THEREFORE, in consideration of the covenants and promises set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

ARTICLE I

PURCHASE AND SALE OF SHARES

1.1           Purchase of the Shares.  Subject to the terms and conditions of this Agreement, Digital River agrees to purchase at the Closing (as defined below) and the Company agrees to sell and issue to Digital River, the Shares, at a purchase price of $6,000.00 per share, for an aggregate purchase price of $6,000,000.00 (the “Purchase Price”).

1.2           Closing Date.  The purchase and sale of the Shares shall take place at the offices of Wilson Sonsini Goodrich & Rosati, Professional Corporation, 650 Page Mill Road, Palo Alto, California, at 10:00 a.m. Pacific time, on November 10, 2005, or at such other time and place as the Company and Digital River shall agree upon, orally or in writing (the “Closing”).  The date and time of the Closing is hereafter referred to as the “Closing Date.”

1.3           Form of Payment.  On the Closing Date, (i) Digital River shall pay the aggregate Purchase Price to the Company for the Shares to be issued and sold to Digital River at the Closing, by wire transfer of immediately available funds in accordance with the Company’s written wire instructions, and (ii) the Company shall deliver to the Company’s transfer agent instructions to issue a stock certificates representing such number of the Shares (the “Stock Certificate”).

ARTICLE II

DIGITAL RIVER’S REPRESENTATIONS AND WARRANTIES

Digital River represents and warrants to the Company that:

2.1           Investment Purpose.  Digital River is acquiring the Shares for its own account for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof, except pursuant to sales registered or exempted under the Securities Act.

2.2           Accredited Investor Status.  Digital River is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D.

2.3           Reliance on Exemptions.  Digital River understands that the Shares are being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and Digital River’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of Digital River set forth herein in order to determine the availability of such exemptions and the eligibility of Digital River to acquire the Shares.

2.4           Information.  Digital River and its advisors, if any, have been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Shares which have been requested by Digital River.  Digital River and its advisors, if any, have been afforded the opportunity to ask questions of the Company.  Neither such inquiries nor any other due diligence investigations conducted by Digital River or its advisors, if any, or its representatives shall modify, amend or affect Digital River’s right to rely on the Company’s representations and warranties contained herein.  Digital River understands that its investment in the Shares involves a high degree of risk.  Digital River has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Shares.

2.5           No Governmental Review.  Digital River understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Shares or the fairness or suitability of the investment in the Shares nor have such authorities passed upon or endorsed the merits of the offering of the Shares.

2.6           Transfer or Resale.  Digital River understands that except as provided in the Investor Rights Agreement: (i) the Shares have not been and are not being registered under the Securities Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred, unless in accordance with the terms of the Standstill Agreement, and additionally (A) subsequently registered thereunder, (B) Digital River shall have delivered to the Company an opinion of counsel, in a generally acceptable form, to the effect that such Shares to be sold, assigned or transferred may be sold, assigned or transferred pursuant to an exemption from such registration, or (C) Digital River provides the Company with reasonable assurance that such Shares can be sold, assigned or transferred pursuant to Rule 144 promulgated under the Securities Act (or a successor rule thereto) (“Rule 144”); (ii) any sale of the Shares made in reliance on Rule 144 may be made only in accordance with the terms of Rule 144 and further, if Rule 144 is not applicable, any resale of the Shares under circumstances in which the seller (or the person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the Securities Act) may require compliance with some other exemption under the Securities Act or the rules and regulations of the SEC thereunder; and (iii) neither the Company nor any other person is under any obligation to register the Shares for resale under the Securities Act or any state securities laws or to comply with the terms and conditions of any resale exemption thereunder.

2.7           Legends.  Digital River understands that the certificates or other instruments representing the Shares, until such time as the sale of the Shares have been registered under the Securities Act as contemplated by the Investor Rights Agreement, the stock certificates representing the Shares, shall bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of such stock certificates and warrants):

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS.  THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS, OR (B) AN OPINION OF COUNSEL, IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR APPLICABLE STATE SECURITIES LAWS OR (II) UNLESS SOLD PURSUANT TO RULE 144 UNDER SAID ACT.

The legend set forth above shall be removed and the Company shall issue a certificate without such legend to the holder of the Shares upon which it is stamped, if, unless otherwise required by state securities laws, (i) such Shares are registered for sale under the Securities Act, (ii) in connection with a sale, assignment or other transfer, such holder provides the Company with an opinion of counsel, in a generally acceptable form, to the effect that such sale, assignment or transfer of the Shares may be made without registration under the Securities Act, or (iii) such holder provides the Company with reasonable assurance that the Shares can be sold, assigned or transferred pursuant to Rule 144 without any restriction as to the number of securities acquired as of a particular date that can then be immediately sold.

2.8           Validity; Enforcement.  This Agreement has been duly and validly authorized, executed and delivered on behalf of Digital River and is a valid and binding agreement of Digital River enforceable against Digital River in accordance with its terms, subject as to enforceability to general principles of equity and to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

The Company represents and warrants to Digital River, except as set forth in the Schedule of Exceptions attached hereto as Exhibit C, that:

3.1           Organization and Qualification.  The Company and its “Subsidiaries” (which for purposes of this Agreement means any entity in which the Company, directly or indirectly, owns capital stock or holds a majority or similar interest) are corporations duly organized and validly existing in good standing under the laws of the jurisdiction in which they are incorporated, and have the requisite corporate power and authorization to own their properties and to carry on their business as now being conducted.  Each of the Company and its Subsidiaries is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which its ownership of property or the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect.  As used in this Agreement, “Material Adverse Effect” means any material adverse effect on the business, properties, assets, operations, results of operations or financial condition of the Company and its Subsidiaries, if any, taken as a whole, or on the transactions contemplated hereby or by the agreements and instruments to be entered into in connection herewith, or on the authority or ability of the Company to perform its obligations under the Transaction Documents (as defined below) or the Certificate of Designation (as defined below).

3.2           Authorization; Enforcement; Validity.  The Company has the requisite corporate power and authority to enter into and perform this Agreement, the Investor Rights Agreement and the Standstill Agreement, (together, the “Transaction Documents”) and to file, and perform its obligations under, the Transaction Documents, and to issue the Shares in accordance with the terms hereof and thereof.  The execution and delivery of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby, including without limitation the issuance of the Shares, have been duly authorized by the Company’s Board of Directors and no further consent or authorization is required by the Company, its Board of Directors or its stockholders.  The Transaction Documents of even date herewith have been duly executed and delivered by the Company, and constitute the valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of creditors’ rights and remedies.

3.3           Issuance of Securities.  The Shares are duly authorized and, upon issuance at the Closing, shall be (i) validly issued, fully paid and non-assessable, (ii) free from all taxes, liens and charges with respect to the issue thereof and (iii) entitled to the rights and preferences set forth in the Company’s form of Certificate of Designations, Preferences and Rights of Series B Preferred Stock attached hereto as Exhibit D (the “Certificate of Designations”).  At least 1,000,000 shares of Common Stock have been duly authorized and reserved for issuance upon conversion of the Shares.  Upon conversion or exercise in accordance with the Certificate of Designations, the Conversion Shares will be validly issued, fully paid and nonassessable and free from all taxes, liens and charges with respect to the issue thereof, with the holders being entitled to all rights accorded to a holder of Common Stock.  The issuance by the Company of the Shares is exempt from registration under the Securities Act.

3.4           No Conflicts.  The execution, delivery and performance of the Transaction Documents by the Company, the performance by the Company of its obligations under the Certificate of Designations and the consummation by the Company of the transactions contemplated hereby and thereby (including, without limitation, the reservation for issuance and issuance of the Conversion Shares) will not (i) result in a violation of the Company’s certificate of incorporation, any certificate of designations, preferences and rights of any outstanding series of preferred stock of the Company or the Company’s bylaws or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any material agreement filed as an exhibit to any of the Company’s SEC Documents (as defined below), or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations and the rules and regulations of The Nasdaq Stock Market, Inc. (“Nasdaq”)) applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries is bound or affected.

3.5           Consents.  Except for the filing of (i) the Registration Statement (as defined in the Investor Rights Agreement) with the SEC, (ii) the Certificate of Designations with the State of Delaware and (iii) the Form D with the SEC, the Company is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency or any regulatory or self-regulatory agency in order for it to execute, deliver or perform any of its obligations under or contemplated by the Transaction Documents.  All consents, authorizations, orders, filings and registrations which the Company is required to obtain pursuant to the preceding sentence have been obtained or effected on or prior to the date hereof.  The Company and its Subsidiaries are unaware of any facts or circumstances which might prevent the Company from obtaining or effecting any of the foregoing.

3.6           No General Solicitation; Placement Agent.  Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the Securities Act) in connection with the offer or sale of the Shares.  The Company acknowledges that it has not engaged a placement agent in connection with the sale of the Shares.

3.7           No Integrated Offering.  None of the Company, its Subsidiaries, any of their affiliates, and any person acting on their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would require registration of any of the Shares under the Securities Act or cause this offering of the Shares to be integrated with prior offerings by the Company for purposes of the Securities Act or any applicable stockholder approval provisions, including, without limitation, under the rules and regulations of any exchange or automated quotation system on which any of the securities of the Company are listed or designated.  None of the Company, its Subsidiaries, their affiliates and any person acting on their behalf will take any action or steps referred to in the preceding sentence that would require registration of any of the Shares under the Securities Act or cause the offering of the Shares to be integrated with other offerings.

3.8           Application of Takeover Protections; Rights Agreement.  The Company and its Board of Directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Company’s certificate of incorporation or the laws of the state of its incorporation which is or could become applicable to Digital River as a result of the transactions contemplated by this Agreement, including, without limitation, the Company’s issuance of the Shares (or upon conversion or exercise, the Conversion Shares) and Digital River’s ownership of the Shares or the Conversion Shares.

3.9           SEC Documents; Financial Statements.  Since July 1, 2004, the Company has filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (all of the foregoing filed prior to the date hereof and all exhibits included therein and financial statements and schedules thereto and documents incorporated by reference therein being hereinafter referred to as the “SEC Documents”).  The Company has made available to Digital River or its respective representatives copies of the SEC Documents.  As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.  As of their respective dates, the financial statements of the Company included in the SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto.  Such financial statements have been prepared in accordance with generally accepted accounting principles, consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).

3.10         Conduct of Business; Regulatory Permits.  Neither the Company nor any of its Subsidiaries is in violation of any judgment, decree or order or any statute, ordinance, rule or regulation applicable to the Company or its Subsidiaries, and neither the Company nor any of its Subsidiaries will conduct its business in violation of any of the foregoing, except for possible violations which would not, individually or in the aggregate, have a Material Adverse Effect.  The Company and its Subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses, except where the failure to possess such certificates, authorizations or permits would not have, individually or in the aggregate, a Material Adverse Effect, and neither the Company nor any such Subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit.

3.11         Foreign Corrupt Practices.  Neither the Company, nor any of its Subsidiaries, nor any director, officer, agent, employee or other person acting on behalf of the Company or any of its Subsidiaries has, in the course of its actions for, or on behalf of, the Company, used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended; or made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

3.12         Absence of Litigation.  There is no material action, suit, proceeding, inquiry or investigation before or by Nasdaq, any court, public board, government agency, self-regulatory organization or body pending against the Company, the Common Stock or any of the Company’s Subsidiaries or any of the Company’s or the Company’s Subsidiaries’ officers or directors in their capacities as such.  There is no action, suit, proceeding or investigation pending, or to the Company’s knowledge, threatened against the Company that questions the validity of the Transaction Documents or the right of the Company to enter such agreements or consummate the transactions contemplated thereby.

3.13         Tax Status.  The Company and each of its Subsidiaries has made or filed all federal and state income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject, and has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and has set aside on its books provision reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply.  There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company know of no basis for any such claim.  There are no ongoing or pending tax audits by any taxing authority against the Company.

ARTICLE IV

COVENANTS.

4.1           Form D and Blue Sky.  The Company agrees to file a Form D with respect to the Shares as required under Regulation D and to provide upon request a copy thereof to Digital River promptly after such filing.  The Company shall, on or before the Closing Date, take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for or to qualify the Shares for sale to Digital River pursuant to this Agreement under applicable securities or “Blue Sky” laws of the states of the United States, and shall provide evidence of any such action so taken to Digital River on or prior to the Closing Date.  The Company shall make all filings and reports relating to the offer and sale of the Securities required under applicable securities or “Blue Sky” laws of the states of the United States following the Closing Date.

4.2           Expenses; Fees.  Each party shall each pay their own expenses in connection with the transactions contemplated by this Agreement.

ARTICLE V

CONDITIONS TO THE COMPANY’S OBLIGATION TO SELL.

The obligation of the Company hereunder to issue and sell the Shares to Digital River at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for the Company’s sole benefit and may be waived by the Company at any time in its sole discretion by providing Digital River with prior written notice thereof:

5.1           Digital River shall have executed and delivered to the Company each of the Transaction Documents.

5.2           Digital River shall have delivered to the Company the Purchase Price for the Shares being purchased by Digital River at the Closing by wire transfer of immediately available funds pursuant to the wire instructions provided by the Company.

5.3           The representations and warranties of Digital River shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made at that time, and Digital River shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by Digital River at or prior to the Closing Date.

5.4           The Company shall have filed the Certificate of Designations with the Secretary of State of the State of Delaware.

ARTICLE VI

CONDITIONS TO DIGITAL RIVER’S OBLIGATION TO PURCHASE.

The obligation of Digital River hereunder to purchase the Shares is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for Digital River’s sole benefit and may be waived by Digital River at any time in its sole discretion by providing the Company with prior written notice thereof:

6.1           The Company shall have executed and delivered to Digital River each of the Transaction Documents.

6.2           Digital River shall have received the opinion of the Company’s counsel dated as of the Closing Date, in substantially the form attached hereto as Exhibit E.

6.3           The representations and warranties of the Company shall be true and correct as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that reference a specific date which shall have been true and correct in all material respects as of such date) and the Company shall have performed, satisfied and complied in all respects with the covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by the Company at or prior to the Closing Date.

6.4           The Company shall have filed the Certificate of Designations with the Secretary of State of the State of Delaware.

ARTICLE VII

MISCELLANEOUS

7.1           Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

7.2           Counterparts.  This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party; provided that a facsimile signature shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not a facsimile signature.

7.3           Headings.  The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

7.4           Severability.  If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.

7.5           Entire Agreement; Amendments.  This Agreement supersedes all other prior oral or written agreements between Digital River, the Company, their affiliates and persons acting on their behalf with respect to the matters discussed herein, and this Agreement and the instruments referenced herein, together with that certain Mutual Confidentiality Agreement dated as of June 11, 2001 (which agreement the parties hereby acknowledge and agree (i) is in full force and effect and has been in full force and effect at all times since June 11, 2001, and (ii) for purposes thereof, the term “Potential Transaction” shall be deemed to include the investment by Digital River in the Company’s Series B Preferred Stock and the potential strategic alliance agreement to be entered into between the Company and Digital River) contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor Digital River makes any representation, warranty, covenant or undertaking with respect to such matters.  No provision of this Agreement may be amended other than by an instrument in writing signed by the Company and Digital River, and no provision hereof may be waived other than by an instrument in writing signed by the party against whom enforcement is sought.

7.6           Notices.  Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered:  (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) one business day after deposit with an overnight courier service, in each case properly addressed to the party to receive the same.  The addresses and facsimile numbers for such communications shall be:

If to the Company:

Intraware, Inc.

25 Orinda Way

Orinda, CA  94563

Telephone:	(925) 253-4500
Facsimile:	(925) 253-4541
Attention:	President and Chief Executive Officer
General Counsel

With a copy to:

Wilson Sonsini Goodrich & Rosati, Professional Corporation

650 Page Mill Road

Palo Alto, CA 94304

Telephone:	(650) 493-9300
Facsimile:	(650) 493-6811
Attention:	David J. Segre, Esq.
N. Anthony Jeffries, Esq.

If to Digital River:

Digital River, Inc.

9625 West 76th Street, Suite 150

Eden Prairie, MN  55344

Telephone:	952-253-1234
Facsimile:	952-253-8370
Attention:	Joel Ronning

With a copy to:

Robins, Kaplan, Miller & Ciresi L.L.P.

2800 LaSalle Plaza

800 LaSalle Avenue

Minneapolis, Minnesota 55402

Attention:	Kevin L. Crudden, Esq.
Telephone:	(612) 349-8500
Facsimile:	(612) 339-4181

Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender’s facsimile machine containing the time, date, recipient facsimile number and an image of the first page of such transmission or (C) provided by an overnight courier service shall be rebuttable evidence of personal service, receipt by facsimile or receipt from an overnight courier service in accordance with clause (i), (ii) or (iii) above, respectively.

7.7           Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns, including any purchasers of the Shares.  The Company shall not assign this Agreement or any rights or obligations hereunder without the prior written consent of Digital River.  Digital River may assign some or all of its rights hereunder without the consent of the Company, provided, however, that any such assignment shall not release Digital River from its obligations hereunder unless such obligations are assumed by such assignee and the Company has consented to such assignment and assumption, which consent shall not be unreasonably withheld.

7.8           No Third Party Beneficiaries.  This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

7.9           Survival.  The representations and warranties of the Company and Digital River contained in Sections 2 and 3 and the agreements set forth this Article VII shall survive the Closing.

7.10         Further Assurances.  Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

7.11         No Strict Construction.  The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

7.12         Legal Representation.  Digital River acknowledges that: (a) it has read this Agreement and the exhibits hereto; (b) it understands that the Company has been represented in the preparation, negotiation, and execution of this Agreement by Wilson Sonsini Goodrich & Rosati, Professional Corporation, counsel to the Company; (c) it has either been represented in the preparation, negotiation, and execution of this Agreement by legal counsel of its own choice, or has chosen to forego such representation by legal counsel after being advised to seek such legal representation; (d) it understands the terms and consequences of this Agreement and is fully aware of its legal and binding effect.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

INTRAWARE, INC.

By:	/s/ Peter H. Jackson
Name: Peter H. Jackson
Title: Chairman, Chief Executive Officer and President

DIGITAL RIVER, INC.

By	/s/ Thomas Donnelly
Name: Thomas Donnelly
Title: Chief Financial Officer

[Signature Page to Series B Preferred Stock Purchase Agreement]